UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2017

GOODMAN NETWORKS INCORPORATED

(Exact name of registrant as specified in its charter)

Texas	333-186684	74-2949460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Network Blvd., Suite 300 Frisco, Texas		75034
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 406-9692

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of Chief Executive Officer, Executive Chairman, and Chief Operating Officer

On January 5, 2017, the board of directors (the “Board”) of Goodman Networks Incorporated (the “Company”) set the base salaries of each of John A. Goodman, the Company’s Executive Chairman, Chief Executive Officer and President, and Jason Goodman, the Company’s Chief Operating Officer, at $550,000.00 per year, effective November 1, 2016. The Company intends to enter into executive employment agreements with each of Messrs. John Goodman and Jason Goodman that are effective November 1, 2016, but had not yet done so at the time of the filing of this Current Report on Form 8-K.

Separation Agreement

As previously reported, Ron B. Hill gave notice of his resignation as Chief Executive Officer and President of the Company on November 21, 2016 to be effective on December 21, 2016. On January 5, 2017, a confidential separation agreement and general release (the “Separation Agreement”) between the Company and Mr. Hill became effective under which the Company resolved all matters related to Mr. Hill’s separation from employment with the Company on November 21, 2016, including all matters arising under the Second Amended and Restated Executive Employment Agreement, dated April 11, 2014, and all amendments thereto, by and between the Company and Mr. Hill.

Pursuant to the Separation Agreement, the Company agreed to (a) extend Mr. Hill’s contractual termination notice period until May 21, 2017 and pay his base salary through such time, (b) subject to compliance with certain conditions, pay Mr. Hill cash severance payments totaling six (6) months’ base salary and (c) reimburse up to twelve months of any of Mr. Hill’s health insurance premiums paid by Mr. Hill under the Consolidated Omnibus Budget Reconciliation Act (COBRA). In exchange, Mr. Hill acknowledged and agreed that, among other things, he had been paid all remuneration owed to him by the Company, and granted a general release and waiver in favor of the Company.

The Separation Agreement also includes, among other things, customary non-disparagement and confidentiality provisions.

Appointment of Director

On January 6, 2017, W. Farley Dakan was appointed to the Board. The Board has not yet determined whether Mr. Dakan will serve on any committee(s) of the Board. Mr. Dakan will receive $15,000 per month as compensation. Mr. Dakan’s biographical information is set forth below:

W. Farley Dakan, age 41

W. Farley Dakan has over twenty years of experience in debt and equity investments, corporate finance and real estate finance across a variety of industries. He has served as the Managing Partner of Scout SSG, a middle market special situations investment platform, where he manages day-to-day investment activities, since its formation in September 2016. Prior to founding Scout SSG, Mr. Dakan was a Managing Director of Mackinac Partners, a financial advisory and turnaround management firm, from October 2007 until August 2016. He also serves on the Dallas board of the American Enterprise Institute. Mr. Dakan received his Bachelor of Business Administration – Finance from Baylor University.

Indemnification Agreement

On January 6, 2017, the Company entered into an Indemnification Agreement with Mr. Dakan (referred to herein as “Indemnitee”) in consideration for his agreement to serve on the Board.

Pursuant to the Indemnification Agreement, the Company agreed to indemnify Indemnitee to the fullest extent permitted by applicable law against any and all expenses arising from any “proceeding” (as such term is defined in the Indemnification Agreement) in which Indemnitee was, is or will be involved as a party or otherwise by reason of Indemnitee’s service as, or actions taken while, (i) a director or officer of the Company or (ii) at the request of the Company, a director, officer, employee, agent or fiduciary of another enterprise. Following a written request by Indemnitee, the Company is required to advance (within 10 days of receipt of such written request) to Indemnitee, prior to or after final disposition of any proceeding, any and all expenses relating to Indemnitee’s investigation, defense, settlement or appeal of such proceeding.

The obligations of the Company under the Indemnification Agreement to provide indemnification is subject to a determination that Indemnitee is entitled to indemnification by (i) a majority vote of the “disinterested directors” (as such term is defined in the Indemnification Agreement), even if less than a quorum, (ii) independent counsel (chosen by Indemnitee) in a written opinion to the Board of Directors or (iii) the shareholders of the Company. Indemnitee is presumed to be entitled to indemnification, and anyone seeking to overcome such presumption shall bear the burden of proof. Additionally, the Company is not required to indemnify Indemnitee under the Indemnification Agreement: (i) for amounts otherwise identifiable under the Indemnification Agreement that Indemnitee has already received under any insurance policy, contract, agreement or otherwise or (ii) as prohibited by Texas law.

The Indemnification Agreement will continue so long as Indemnitee is subject to any proceeding by reason of serving as a director, officer, employee, agent or fiduciary of the Company, whether or not serving in such capacity at the time the liability or expense is incurred.

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure.

On January 4, 2017, confidential separation and general release agreements with six former officers of the Company other than Mr. Hill became effective. Such agreements provide for aggregate severance payments of $762,498.00, in addition to the extension of paid contractual notice periods by one month for certain of such former officers.

In accordance with General Instruction B.2 to Current Report on Form 8-K, the information furnished pursuant to Item 7.01 (including Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODMAN NETWORKS INCORPORATED

Date: January 11, 2017	By:	/s/ John A. Goodman
		Name:	John A. Goodman
		Title:	Executive Chairman and Chief Executive Officer and President